Exhibit 10.2

Execution Version

SECOND AMENDMENT TO

ACCOUNT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to the Account and Security Agreement dated as of August 31, 2008 (as amended by First Amendment to Account and Security Agreement, dated as of December 4, 2009, the “Agreement”), by and between THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS as Collateral Agent, Account Bank and Securities Intermediary (the “Collateral Agent”) is made and entered on the 9th day of July, 2010.

W I T N E S S E T H:

WHEREAS, in connection with the Project, the Company and the Collateral Agent entered into the Agreement;

WHEREAS, the Company and the Collateral Agent desire to amend certain terms and conditions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Any capitalized term used in this Amendment but not otherwise defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

Section 2. Amendments to Agreement.

2.1 Section 2.5.1 of the Agreement is deleted in its entirety and replaced as follows:

“2.5.1 On the Guaranteed Final Completion Date, all amounts in all Security Accounts (other than the Development Account and the O&M Account);”

2.2 Section 3.2.1 of the Agreement is deleted in its entirety and replaced as follows:

“3.2.1 On the last Business Day of each January, April, July and October (other than upon the occurrence and during the continuance of a Forbearance Termination Event (as defined in the Amendment, Consent and Forbearance Agreement dated as of July 9, 2010 among the Company, The Prudential Insurance Company of America, in its capacity as the Administrative Lender described therein, The Prudential Insurance Company of America and Zurich American Insurance Company, each in its capacity as a Lender described therein, Deutsche Bank Trust Company Americas, in its capacity as the Administrative Agent and the Collateral Agent described therein, and Raser Technologies, Inc., a “Forbearance Termination Event”)), the Collateral Agent shall, in accordance with a duly issued Quarterly Disbursement Request delivered in accordance with Section 5.1.5 (Quarterly Disbursement Request) of the Credit Agreement, instruct the Account Bank to transfer all monies then on deposit in the Revenue Account to the O&M Account.

2.3 The introductory portion of Section 3.2.2 of the Agreement is deleted in its entirety and replaced as follows:

“3.2.2 On the last Business Day of each January, April, July and October following the occurrence and during the continuance of a Forbearance Termination Event (but prior to the acceleration of the Obligations whether automatically, by declaration or otherwise), the Collateral Agent in accordance with written instructions from the Administrative Lender (unless given written instructions from the Required Lenders to act otherwise) shall instruct the Account Bank to apply all monies received in the Revenue Account in the following order of priority:”

2.4 Section 3.2.3 of the Agreement is deleted in its entirety.

2.5 Section 3.3.1 of the Agreement is deleted in its entirety and replaced as follows:

“3.3.1 So long as no Forbearance Termination Event has occurred, following the transfers specified in Section 3.2, the Company, in the form of an O&M Payment Request, shall instruct the Account Bank to transfer from the O&M Account any amounts necessary for paying Reimbursable Costs (excluding any and all Special Project Document Payments), Base Fee, Owner Maintenance Agreement Payments, O&M Site Document Payments, and O&M Other Payments, as they become due and payable as set forth therein; provided, that upon the occurrence of a Forbearance Termination Event, the Collateral Agent shall follow the written instructions of the Required Lenders.”

2.6 Section 3.9.3 of the Agreement is deleted in its entirety and replaced as follows:

“3.9.3 Development Account. Funds in the Development Account shall be disbursed at the written direction of the Administrative Lender as follows in the following order provided that no Credit Agreement Default or Credit Agreement Event of Default (other than a Specified Default, as such term is defined in the Credit Agreement (a “Specified Default”)) shall exist and no Forbearance Termination Event (as defined in the Amendment, Consent and Forbearance Agreement, dated as of July 9, 2010, by and among the Company, Raser, the Administrative Lender and the Financing Parties (a “Forbearance Termination Event”)) shall have occurred:

“3.9.3.1 Upon receipt of proceeds from the Cash Grant, $3,785,165 to the Construction Account; for use by Raser for items listed in the Completion Plan;

“3.9.3.2 On the Guaranteed Final Completion Date, in the following order:

3.9.3.2.1 first, to the payment of Obligations in the amount of $27,000,000 pursuant to the Credit Agreement (which amount the Company acknowledges, by its execution hereof, is $11,585,979.95 (the “Shortfall”) less than the amount determined in accordance with the Recalculated Equity Base Case Model pursuant to Section 6.4 of the EPC Agreement);

3.9.3.2.2 second, to the O&M Account, the lesser of (x) the funds remaining in the Development Account after payment of the $27,000,000 required to be paid pursuant to Section 3.9.3.2.1, and (y) the Shortfall;

3.9.3.2.3 third, to the Debt Service Account an amount sufficient such that amounts held in the Debt Service Account are equal to (a) the next required payment of Debt Service, as calculated after amounts described in Section 3.9.3.2.1 have been paid, plus (b) all expenses, indemnities and other amounts then due or to become due in the current month under any Financing Document;

3.9.3.2.4 fourth, to the Debt Service Reserve Account, an amount to ensure that the balance in the Debt Service Reserve Account equals the Minimum Debt Service Reserve

3.9.3.2.5 fifth; to the Maintenance Reserve Account, an amount to ensure that the balance in the Maintenance Reserve Account equals the Maintenance Reserve Required Balance

3.9.3.2.6 sixth, to the payment of all outstanding amounts payable under the Redemption Note;

3.9.3.2.7 seventh, to pay amounts outstanding under the UTC Purchase Contract;

3.9.3.2.8 eighth, any remaining amounts shall be deposited into the Revenue Account.”

Section 3.10 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Section 3.10 Credit Agreement Events of Default, Etc. Except as provided in Section 3.2.2, (a) upon the occurrence and during the continuance of a Forbearance Termination Event, the Collateral Agent, as directed in writing by the Required Lenders, shall have the right to instruct the Account Bank (i) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Security Accounts except to the Collateral Agent and (ii) to take such action or refrain from taking such action as the Collateral Agent specifies and (b) upon the occurrence and during the continuance of a Forbearance Termination Event, the Collateral Agent shall have the right to exercise such remedies as are then available to it, including the transfer of all or any part of the funds in the Security Accounts to any of the accounts. Upon the occurrence of any Casualty Event (or series of related Casualty Events), the Loss Proceeds therefrom shall be applied in accordance with Section 2.6 (Mandatory Prepayments) of the Credit Agreement in accordance with the written direction of the Administrative Lender.

Section 3. Confirmation. Except as specifically modified by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect. From and after the date hereof, all references to the Agreement shall be reference to the Agreement as amended hereby.

Section 4. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

Section 5. Further Assurances. In connection with this Amendment and the transactions contemplated hereby, the Company shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Amendment and as are not inconsistent with the terms hereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 7. Joint Efforts. To the full extent permitted by Applicable Law, neither this Amendment nor any ambiguity or uncertainty in this Amendment will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Amendment has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the Parties hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, each party has caused this Second Amendment to the Account and Security Agreement to be executed on its behalf as of the date first written above.

THERMO NO. 1 BE-01, LLC, a Delaware limited liability company

By:	Intermountain Renewable Power, LLC
Its:	Managing Member

	By:	/s/ Richard D. Clayton
	Name:	Richard D. Clayton
	Title:	Manager

ACKNOWLEDGED AND CONSENTED:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Assistant Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Account Bank

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Assistant Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Securities Intermediary

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Assistant Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

ACKNOWLEDGED:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Administrative Lender

By:	/s/ Ric E. Abel
Name:	Ric E. Abel
Title:	Vice President